UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

STEELCASE INC.

(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE
Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 247-2710

None

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2025, it was announced that the employment of each of Sara E. Armbruster, President and Chief Executive Officer of Steelcase Inc. (the “Company” or “Steelcase”), and Donna K. Flynn, Vice President, Chief People Officer of the Company, will terminate immediately following the closing (“Closing”) of the previously announced pending transaction (the “Transaction”) between the Company and HNI Corporation, an Iowa corporation (“HNI”). In connection with the termination of their employment, Mses. Armbruster and Flynn will each be entitled to receive the change in control severance payments and benefits pursuant to the Steelcase Executive Severance Plan, as amended (the “ESP”), subject to the terms and conditions set forth in the ESP.

On November 6, 2025, it was also announced that Robert G. Krestakos, Vice President, Chief Operations Officer of the Company, will continue leading operations for Steelcase following Closing through a date to be later determined in early calendar year 2026 (the “Transition Period”). Following the conclusion of the Transition Period, Mr. Krestakos’ employment will be terminated and he will be entitled to receive the change in control severance payments and benefits pursuant to the ESP, subject to the terms and conditions set forth in the ESP.

Item 8.01 Other Events.

On November 6, 2025, the Company announced that it is expected that, as part of the initial leadership structure immediately following the Closing, (a) Allan W. Smith, Jr., Senior Vice President, President, Americas and Chief Product Officer of the Company, will continue leading the Steelcase Americas Go-to-Market and Global Product functions, overseeing Sales in Americas, Global Brand and Communications, Research, Product Development, Engineering and Design, (b) David C. Sylvester, Senior Vice President, Chief Financial Officer of the Company, will continue leading Steelcase Finance and will expand his responsibilities to include oversight of the Europe, the Middle East and Africa and Asia Pacific regions, (c) Steven D. Miller, Vice President, Chief Technology Officer of the Company, will continue leading Steelcase Information Technology with an expanded focus on advancing digital capabilities and customer-centered experiences, and (d) Megan A. Blazina, Vice President, Chief Legal Officer and Secretary of the Company, will continue leading Steelcase Global Legal and Strategy, including compliance and Environmental, Social and Governance initiatives.

No Offer or Solicitation

This communication is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the Transaction, HNI filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (SEC File No. 333-290205) to register the shares of HNI common stock to be issued in connection with the Transaction. The registration statement includes a joint proxy statement of HNI and Steelcase that also constitutes a prospectus of HNI. The registration statement became effective on November 4, 2025, and the definitive joint proxy statement/prospectus has been sent to the shareholders of each of HNI and Steelcase.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING HNI, STEELCASE, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by HNI or Steelcase through the website maintained by the SEC at http://www.sec.gov or from HNI at its website, www.hnicorp.com, or from Steelcase at its website, www.steelcase.com (information included on or accessible through HNI’s website or Steelcase’s website is not incorporated by reference into this communication).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: November 7, 2025	By:	/s/ Megan A. Blazina
		Name:	Megan A. Blazina
		Title:	Vice President, Chief Legal Officer and Secretary

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